Exhibit 1.1

CORPORACIÓN AMÉRICA AIRPORTS S.A.

Société anonyme

4, rue de la Grève, L-1643 Luxembourg,

R.C.S. Luxembourg: B 174140

STATUTS COORDONNES AU 23 OCTOBRE 2020

1.	Form, name and number of shareholders

1.1	Form and name

There exists a public limited liability company (société anonyme) under the name of “Corporación América Airports S.A.” (the Company), governed by the laws of the Grand Duchy of Luxembourg and in particular the law dated 10 August 1915 on commercial companies, as amended (the Companies Act), and by the present articles of incorporation (the Articles, and a reference to an “Article” shall be construed as a reference to an article of these Articles).

1.2	Number of shareholders

The Company may have one shareholder (the Sole Shareholder) or several shareholders. The Company shall not be dissolved upon the death, suspension of civil rights, insolvency, liquidation or bankruptcy of the Sole Shareholder.

Where the Company has only one shareholder, any reference to the shareholders in the Articles shall be a reference to the Sole Shareholder.

2.	Registered office

2.1	Place and transfer of the registered office

The registered office of the Company is established in the municipality of Luxembourg. It may be transferred within such municipality or to any other place in the Grand Duchy of Luxembourg by a resolution of the board of directors of the Company (the Board), which is authorised to amend the Articles, to the extent necessary, to reflect the transfer and the new location of the registered office.

2.2	Branches, offices, administrative centres and agencies

The Board shall further have the right to set up branches, offices, administrative centres and agencies wherever it shall deem fit, either within or outside the Grand Duchy of Luxembourg.

3.	Duration

The Company is formed for an unlimited duration.

4.	Purpose

The corporate purpose of the Company is (i) the acquisition, holding and disposal, in any form, by any means, whether directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and foreign companies, (ii) the acquisition by purchase, subscription, or in any other manner, as well as the transfer by sale, exchange or in any other manner of stock, partnership interests, bonds, debentures, notes and other securities or financial instruments of any kind (including notes or parts or units issued by Luxembourg or foreign mutual funds or similar undertakings) and receivables, claims or loans or other credit facilities and agreements or contracts relating thereto, and (iii) the ownership, administration, development and management of a portfolio of assets (including, among other things, the assets referred to in (i) and (ii) above).

Exhibit 1.1

The Company may borrow in any form. It may enter into any type of loan agreement and it may issue notes, bonds, debentures, certificates, shares, beneficiary parts, warrants and any kind of debt or equity securities including under one or more issuance programmes. The Company may further list all or part of its shares on a regulated or unregulated stock exchange in or outside of the European Union. The Company may lend funds including the proceeds of any borrowings and/or issues of securities to its subsidiaries, affiliated companies or any other company.

The Company may also give guarantees and grant security interests over some or all of its assets including, without limitation, by way of pledge, transfer or encumbrance, in favour of or for the benefit of third parties to secure its obligations or the obligations of its subsidiaries, affiliated companies or any other company.

The Company may enter into, execute and deliver and perform any swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions. The Company may generally use any techniques and instruments relating to investments for the purpose of their efficient management, including, but not limited to, techniques and instruments designed to protect it against credit, currency exchange, interest rate risks and other risks.

The Company may carry out any commercial, industrial, and financial operations, which are directly or indirectly connected with its purpose or which may favour its development. In addition, the Company may acquire and sell real estate properties, for its own account, either in the Grand Duchy of Luxembourg or abroad and it may carry out all operations relating to real estate properties.

In general, the Company may take any controlling and supervisory measures and carry out any operation or transaction which it considers necessary or useful in the accomplishment and development of its purpose.

The descriptions above are to be construed broadly and their enumeration is not limiting. The Company’s purpose shall include any transaction or agreement which is entered into by the Company, provided it is not inconsistent with the foregoing matters.

5.	Share capital

5.1	Issued share capital

The share capital is set at one hundred sixty-three million two hundred twenty-two thousand seven hundred and seven US dollars (USD 163,222,707), represented by one hundred sixty-three million two hundred twenty-two thousand seven hundred and seven (163,222,707) shares having a nominal value of one US dollar (USD 1) each.

5.2	Share capital increase and share capital reduction

The share capital of the Company may be increased or reduced by a resolution adopted by the general meeting of the shareholders of the Company (the General Meeting) in the manner required for amendment of the Articles, as provided for in Article 11.

5.3	Contributions to a non-distributable reserves account

The General Meeting is authorised to approve capital contributions to a non-distributable reserves account of the Company by way of a payment in cash or a payment in kind or otherwise. Such a capital contribution shall be booked in the non-distributable reserves account of the Company.

Exhibit 1.1

The capital contributions that are booked in the non-distributable reserves account of the Company may only be distributed and/or reduced in any other manner by a resolution of the General Meeting adopted in the manner required for the amendment of these Articles, as set out in Article 11. Such distributions and/or reductions shall be made in accordance with Article 22.3.

5.4	Pre-emptive rights

In the case of an issuance of (i) shares or (ii) those instruments covered in article 420-27 of the Companies Act, including, without limitation, convertible bonds that entitle their holders to subscribe for or to be allocated with shares in consideration for a payment in cash, in kind or by a conversion of reserves, the shareholders shall have pro rata pre-emptive rights with respect to any such issuance. The preferential subscription period is decided by the Board but must be of at least fourteen (14) days as from the date of the publication of the offering in the RESA (Recueil électronique des sociétés et associations) and a journal published in Luxembourg (the Preferential Subscription Period).

Third parties may take part in the capital increase at the end of the Preferential Subscription Period, except if the Board decides that preferential subscription rights (the PSR) shall be exercised in proportion to the capital represented by their shares, by the holders of such PSR (the PSR Holders) who already exercised their PSR during the Preferential Subscription Period. In that case, the subscription terms of the PSR Holders shall be determined by the Board.

The General Meeting may limit or withdraw the PSR or authorise the Board to do so (as the case may be) under the conditions prescribed for under article 420-26(5) of the Companies Act.

5.5	Authorisation for the Board to increase the share capital

(a)	Size of the authorisation

The authorised capital of the Company is set at two hundred twenty-five million US dollars (USD 225,000,000) (the Authorised Capital Amount) represented by a maximum of two hundred twenty-five million (225,000,000) shares having a nominal value of one US dollar (USD 1.-) each.

(b)	Terms of the authorisation

The Board is authorised, during a period starting on 19 January 2018, regardless of the date of publication of such deed, and expiring on the fifth anniversary of such date (the Period), to increase the current share capital up to the Authorised Capital Amount, in whole or in part from time to time: (i) by way of issuance of shares in consideration for a payment in cash, (ii) by way of issuance of shares in consideration for a payment in kind, and/or (iii) by way of capitalisation of distributable profits and reserves, including share premium.

The Board is authorised to determine the terms and conditions attaching to any subscription and issuance of shares pursuant to the authority granted under this Article 5.5, including by setting the time and place of the issuance or the successive issuances of shares, the issue price, with or without share premium, and the terms and conditions of payment for the shares under any documents and agreements including, without limitation, convertible loans, option agreements or stock option plans.

During the Period, the Board is authorised to issue convertible bonds, or any other convertible debt instruments, bonds carrying subscription rights or any other instruments entitling their holders to subscribe for or be allocated with shares, such as, without limitation, warrants (the Instruments), within the limits of the Authorised Capital Amount. The issuance of the shares to be issued following the exercise of the rights attached to the Instruments may be carried out by a payment in cash, a payment in kind or a capitalisation of distributable profits and reserves, including share premium during or after the Period.

Exhibit 1.1

The Board is authorised to (i) determine the terms and conditions of the Instruments, including the price, the interest rate, the exercise rate, conversion rate or the exchange rate, and the repayment conditions, and (ii) issue such Instruments.

(c)	Authorisation to cancel or limit the pre-emptive rights

The Board is authorised to cancel or limit the pre-emptive rights of the shareholders set out in the Companies Act, as reflected in Article 5.4, in connection with an issue of new shares and Instruments made pursuant to the authority granted under this Article 5.5.

(d)	Recording of capital increases in the Articles

Article 5 of the Articles shall be amended so as to reflect each increase in share capital pursuant to the use of the authorisation granted to the Board under this Article 5 and the Board shall take or authorise any person to take any necessary steps for the purpose of the recording of such increase and the consequential amendments to the Articles before a notary.

6.	Shares

6.1	Form of the shares

The shares of the Company are in registered form (actions nominatives) only.

6.2	Share register and share certificates

A share register will be kept at the registered office, where it will be available for inspection by any shareholder. Such register shall set forth the name of each shareholder, its residence or elected domicile, the number of shares held by it, the nominal value or accounting par value paid in on each such share, the issuance of shares, the transfer of shares and the dates of such issuance and transfers. The ownership of the registered shares will be established by the entry in this register, or in the event separate registrars have been appointed pursuant to the below, in such separate register(s).

The Company may appoint registrars in different jurisdictions who will each maintain a separate register for the registered common shares entered therein and the holders of common shares may elect to be entered in one of the registers and to be transferred from time to time from one register to another. The Board may however impose transfer restrictions for common shares that are registered, listed, quoted, dealt in or have been places in certain jurisdictions in compliance with the requirements applicable therein.

6.3	Deposit

Notwithstanding the foregoing in this Article 6, where common shares are recorded in the register of shareholders in the name of or on behalf of a securities settlement system or the operator of such system and recorded as book-entry interests in the accounts of a professional depositary or any sub-depositary (any depositary and any sub-depositary being referred to hereinafter as a Depositary), the Company - subject to having received from the Depositary a certificate in proper form - will permit the Depository of such book-entry interests to exercise the rights attaching to the common shares corresponding to the book-entry interests of the relevant shareholder, including receiving notices of General Meetings, admission to and voting at General Meetings, and shall consider the Depository to be the holder of the shares corresponding to the book-entry interests for all purposes in these Articles. The Board may determine the formal requirements with which such certificates must comply.

Notwithstanding the other provisions of this Article 6, the Company will make any and all payments (including any dividend payments and any other distributions) in respect of shares recorded in the name of a Depositary, or deposited with any of them, as the case may be, whether in cash, shares or other assets, only to such Depositary, or otherwise in accordance with such Depositary’s instructions, and that payment shall release the Company from any and all obligations for such payments.

Exhibit 1.1

6.4	Ownership and co-ownership of shares

The Company will recognise only one holder per share. In the event that a share is held by more than one person, the Company has the right to suspend the exercise of all rights attached to that share until one person has been appointed as sole holder in relation to the Company. The person appointed as the sole holder of the shares towards the Company in all matters by all the joint holders of those shares shall be named first in the register.

Only the joint holder of a share first named in the register, as appointed by all the joint holders of such share, shall be entitled, in its capacity as sole holder towards the Company of that share jointly held, to exercise the rights attached to such share, including without limitation: (i) to be served notices by the Company, including convening notices relating to General Meetings, (ii) to attend General Meetings and to exercise the voting rights attached to the share jointly held at any such meetings, and (iii) to receive dividend payments in respect of the share jointly held.

6.5	Share redemptions

Unless otherwise indicated, the Company may redeem its own shares within the limits set forth by law.

Any shares redeemed in accordance with this Article 6.5 may be cancelled or held for an unlimited duration as treasury shares by the Company without any voting rights and, unless otherwise decided, as the case may be, by the Board or the General Meeting without any right to any distributions whatsoever, in which case the distributions otherwise payable under such treasury shares will be allocated, and become payable, on a pro rata basis to the benefit of the remaining outstanding shares).

Such treasury shares may be distributed at any time to existing shareholders or third parties, subject to compliance with Article 7, by a decision of the Board.

7.	Transfer of registered shares

A transfer of registered shares may be effected by a written declaration of transfer entered in the share register of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney, and in accordance with the provisions applying to the transfer of claims provided for in article 1690 of the Luxembourg civil code.

The Company may also accept as evidence of transfer other instruments of transfer evidencing the consent of the transferor and the transferee satisfactory to the Company.

8.	Debt Securities

Debt securities issued by the Company shall be in registered form only.

9.	Powers of the General Meeting

As long as the Company has only one shareholder, the Sole Shareholder has the same powers as those conferred on the General Meeting. In such a case, any reference in these Articles to decisions made or powers exercised by the General Meeting shall be a reference to decisions made or powers exercised by the Sole Shareholder. Decisions made by the Sole Shareholder are documented in the form of minutes or written resolutions, as the case may be.

In the case of a plurality of shareholders, any regularly constituted General Meeting shall represent the entire body of shareholders of the Company.

Exhibit 1.1

10.	Annual General Meeting of the shareholders – Other meetings

The annual General Meeting shall be held, in accordance with Luxembourg law, in the Grand Duchy of Luxembourg at the address of the registered office of the Company or at such other place in the Grand Duchy of Luxembourg.

Other General Meetings may be held at such a place as specified in the respective convening notices of the meeting.

11.	Notice, quorum, convening notices, powers of attorney and vote

11.1	Right and obligation to convene a General Meeting

The Board may convene a General Meeting. They shall be obliged to convene it so that it is held within a period of one month, if shareholders representing one-tenth of the capital require this in writing, with an indication of the agenda. One or more shareholders representing at least one-tenth of the subscribed capital may request that the entry of one or more items be added to the agenda of any General Meeting. This request must be addressed to the Company at least five (5) days before the relevant General Meeting.

11.2	Procedure to convene a General Meeting

General Meetings shall be convened in accordance with the provisions of the Companies Act and as long as the common shares of the Company are listed on a foreign stock exchange, in accordance with the requirements of such foreign stock exchange applicable to the Company.

If all shareholders are present or represented at a General Meeting and state that they have been informed of the agenda of the meeting, the General Meeting may be held without prior notice.

The documents mentioned under article 461-6 of the Companies Act shall be made available at the registered office of the Company for inspection by the shareholders at least eight (8) days prior to the General Meeting.

11.3	Voting rights attached to the shares

Each share entitles its holder to one vote, subject to the following:

(i)	If the common shares of the Company are not listed on any foreign stock exchange, all shareholders recorded in the register of shareholders on the date of the General Meeting are entitled to be admitted to the General Meeting.

(ii)	If the common shares of the Company are listed on a foreign stock exchange, all shareholders recorded in any register of shareholders of the Company are entitled to be admitted and vote at the General Meeting based on the number of shares they hold on a date and time preceding the General Meeting as the record date for admission to the General Meeting, which the Board may determine as specified in the convening notice.

The Board may, in its sole discretion, suspend the voting rights of any shareholder in the case that such shareholder has, by action or omission, failed to fulfil its obligations under the Articles or under its subscription agreement.

Any shareholder may, partly or entirely, waive the exercise of its voting rights with respect to some or all of its shares. Such waiver will be binding on the relevant shareholder and will be enforceable towards the Company following its notification by the relevant shareholder in writing.

Exhibit 1.1

11.4	Quorum, majority requirements and reconvening of General Meeting for lack of quorum

Except as otherwise required by law or by these Articles, resolutions at a General Meeting will be passed by the majority of the votes expressed by the shareholders present or represented, no quorum of presence being required.

However, resolutions to amend the Articles or to change the nationality of the Company may only be passed in a General Meeting where at least one half of the share capital is represented (the Presence Quorum) and the agenda indicates the proposed amendments to the Articles and, as the case may be, the text of those which pertain to the purpose or the form of the Company. If the Presence Quorum is not reached, a second General Meeting may be convened by an announcement filed with the Trade and Companies Register and published in the RESA (Recueil électronique des sociétés et associations) and in a Luxembourg newspaper at least fifteen (15) days before the relevant meeting. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous General Meeting. The second General Meeting shall deliberate validly regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be passed, must be carried by at least two-thirds of the votes expressed at the relevant General Meeting.

In calculating the majority with respect to any resolution at a General Meeting, the votes expressed shall not include the votes relating to shares in which the shareholder abstains from voting, casts a blank (blanc) or spoilt (nul) vote or does not participate.

The commitments of the shareholders may only be increased with the unanimous vote of all the shareholders.

A mere dilution shall not be considered a triggering event for the special majority rules provided for in article 450-4 of the Companies Act.

11.5	Participation by proxy

A shareholder may act at any General Meeting by appointing another person, who need not be a shareholder, as its proxy in writing. Copies of written proxies that are transmitted by telefax or e-mail may be accepted as evidence of such written proxies at a General Meeting.

11.6	Vote by correspondence

The shareholders may vote in writing (by way of a voting bulletin) provided that the written voting bulletins include (i) the name, first name, address and signature of the relevant shareholder, (ii) an indication of the shares for which the shareholder will exercise such right, (iii) the agenda as set forth in the convening notice with the proposals for resolutions relating to each agenda item and (iv) the vote (approval, refusal, abstention) on the proposals for resolutions relating to each agenda item. In order to be taken into account, a copy of voting bulletins must be received by the Company at least five (5) days before the relevant General Meeting.

11.7	Participation in a General Meeting by conference call, video conference or similar means of communications

Any shareholder may participate in a General Meeting by conference call, video conference or similar means of communication whereby: (i) the shareholders attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis, and (iv) the shareholders can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting.

11.8	Bureau

The shareholders shall elect a chairman of the General Meeting. The chairman shall appoint a secretary and the shareholders shall appoint a scrutineer. The chairman, the secretary and the scrutineer together form the bureau of the General Meeting.

Exhibit 1.1

11.9	Minutes and certified copies

The minutes of the General Meeting will be signed by the members of the bureau of the General Meeting and by any shareholder who wishes to do so.

However, where decisions of the General Meeting have to be certified, copies or extracts for use in court or elsewhere must be signed by the chairman of the Board or the secretary of such General Meeting (as may be appointed from time to time) or by any two (2) other directors.

12.	Management

12.1	Minimum number of directors and term of directorship

The Board of the Company shall be composed of up to nine (9) directors, appointed by the General Meeting. The members of the Board shall be elected for a term not exceeding six (6) years and shall be eligible for re-appointment.

12.2	Permanent representative

Where a legal person is appointed as a director (the Legal Entity), the Legal Entity must designate a natural person as permanent representative (représentant permanent) who will represent the Legal Entity as a member of the Board in accordance with article 441-3 of the Companies Act.

12.3	Appointment, removal and co-optation

The director(s) shall be elected by the General Meeting. The General Meeting shall also determine the number of directors, their remuneration and their term of office.

A director may be removed with or without cause and/or replaced, at any time, by a resolution adopted by the General Meeting.

In the event of vacancy in the office of one or more directors because of death, resignation or otherwise, the remaining directors may elect at a meeting of the Board the director(s), by a majority vote, to fill such vacancy or vacancies, as the case may be, until the following General Meeting.

12.4	Internal regulation and corporate governance code

The Board may from time to time approve corporate governance code(s) that may establish various rules and regulations of corporate governance of the Company for the Board, the executive committee (comité de direction) and any other committees of the Company that the Board may establish, including, but not limited to, an audit committee and a business and acquisitions committee, as designated from time to time.

13.	Meetings of the Board

13.1	Chairman

The Board may appoint a chairman (the Chairman) from among its members and may choose a secretary, who need not be a director, and who shall be responsible for keeping the minutes of the meetings of the Board. The Chairman will chair all meetings of the Board. In his/her absence, the other members of the Board will appoint another chairman pro tempore who will chair the relevant meeting by simple majority vote of the directors present or represented at such meeting.

13.2	Procedure to convene a board meeting

The Board shall meet upon call by either of the Chairman, the secretary of the Board (as may be appointed from time to time), the Company secretary or any two directors at the place indicated in the meeting notice.

Exhibit 1.1

Written meeting notice of the Board shall be given to all the directors at least twenty-four (24) hours in advance of the day and the hour set for such meeting, except in circumstances of emergency, in which case the nature of such circumstances shall be set forth briefly in the convening notice of the meeting of the Board.

No such written meeting notice is required if all the members of the Board are present or represented during the meeting and if they state they have been duly informed and have had full knowledge of the agenda of the meeting. In addition, if all the members of the Board are present or represented during the meeting and they agree unanimously to set the agenda of the meeting, the meeting may be held without having been convened in the manner set out above.

A member of the Board may waive the written meeting notice by giving his/her consent in writing. Copies of consents in writing that are transmitted by telefax or e-mail may be accepted as evidence of such consents in writing at a meeting of the Board. Separate written notice shall not be required for meetings that are held at times and at places determined in a schedule previously adopted by a resolution of the Board.

13.3	Participation by proxy

Any member of the Board may act at any meeting of the Board by appointing in writing another director as his or her proxy. Copies of written proxies that are transmitted by telefax or by e-mail may be accepted as evidence of such written proxies at a meeting of the Board.

13.4	Participation by conference call, video conference or similar means of communication

Any director may participate in a meeting of the Board by conference call, video conference or by similar means of communication whereby (i) the directors attending the meeting can be identified, (ii) all persons participating in the meeting can hear and speak to each other, (iii) the transmission of the meeting is performed on an on-going basis and (iv) the directors can properly deliberate. Participation in a meeting by such means shall constitute presence in person at such meeting. A meeting of the Board held by such means of communication will be deemed to be held in Luxembourg.

13.5	Proceedings

(a)	Quorum and majority requirements

The Board may validly deliberate and make decisions only if at least one half of its members are present or represented. Decisions are made by the majority of the votes expressed by the members present or represented. If a member of the Board abstains from voting or does not participate to a vote, this abstention or non-participation are not taken into account in calculating the majority.

(b)	Participation by proxy

A director may represent more than one director by proxy, under the condition however that at least two directors are present at the meeting.

(c)	Casting vote of Chairman

In the case of a tied vote, the Chairman or the chairman pro tempore, as the case may be, shall have a casting vote.

13.6	Conflicts of interest

(a)	Procedure regarding a conflict of interest

In the event that a director of the Company has, directly or indirectly, a financial interest opposite to the interest of the Company in any transaction of the Company that is submitted to the approval of the Board, such director shall make known to the Board such opposite interest at that board meeting and shall cause a record of his statement to be included in the minutes of the meeting. The director may not take part in the deliberations relating to that transaction, will not count in the quorum, and may not vote on the resolutions relating to that transaction. The transaction and the director’s interest therein, shall be reported to the next following General Meeting.

Exhibit 1.1

(b)	Exceptions regarding a conflict of interest

Article 13.6(a) does not apply to resolutions of the board of directors concerning transactions made in the ordinary course of business of the Company which are entered into on arm’s length terms.

A Director of the Company who serves as director, manager, officer, agent or employee of any company or firm with which the Company shall contract or otherwise engage in business shall not, solely by reason of such affiliation with such other company or firm, be held as having an interest conflicting with the interest of the Company for the purpose of this Article 13.6.

(c)	Impact on quorum

Where, by reason of a conflicting interest, the number of directors required in order to validly deliberate and vote is not met, the Board may decide to submit the decision on this specific item to the General Meeting.

13.7	Written resolutions

Notwithstanding the foregoing, a resolution of the Board may also be passed in writing. Such resolution shall consist of one or more documents containing the resolutions, signed by each director, manually or electronically by means of an electronic signature which is valid under Luxembourg law. The date of such resolution shall be the date of the last signature.

14.	Minutes of meetings of the Board

14.1	Signature of board minutes

The minutes of any meeting of the Board shall be signed by the Chairman or the chairman pro tempore, as the case may be or by all the directors present at such meeting.

14.2	Signature of copies or extracts of board minutes

Copies or extracts of minutes or resolutions in writing from the Board, which may be produced in judicial proceedings or otherwise shall be signed by either the Chairman, the secretary of the Board (as may be appointed from time to time), or any two members of the Board.

15.	Powers of the Board

The Board is vested with the broadest powers to perform or cause to be performed any actions necessary or useful in connection with the purpose of the Company. All powers not expressly reserved by the Companies Act or by the Articles to the General Meeting fall within the authority of the Board.

16.	Delegation of powers

16.1	Daily management

The Board may appoint one or more persons (délégué à la gestion journalière), who may be a shareholder or not, or who may be a member of the Board or not, who shall have full authority to act on behalf of the Company in all matters pertaining to the daily management and affairs of the Company.

Exhibit 1.1

16.2	Executive committee (comité de direction)

The management of the Company shall be delegated to an executive committee (comité de direction), consisting of a minimum of four (4) members including, inter alia, a Chief Executive Officer, a Chief Financial Officer and other members of the senior management, designated from time to time by the Board.

The executive committee (comité de direction) shall have the broadest powers possible under Luxembourg law, including in particular the following:

•	managing all day-to-day operations of the Company from an operational perspective;

•	assessing and proposing business strategies, and implementing strategies and policies approved by the Board;

•	developing processes for the identification, evaluation, monitoring and mitigation of risks;

•	implementing appropriate internal control systems and follow-up of such system’s effectiveness, and reporting compliance with its goals to the Board;

•	analysing and proposing the full year budget, and assessing mitigation of internal and market variables;

•	identifying and implementing business synergies among the Company and the Company’s subsidiaries;

•	proposing the delegation of powers to agents and supervising managers, which are consistent with the policies and procedures established by the Board; and

•	approving and implementing (i) any borrowings in any form by the Company, (ii) lending of any funds to the Company’s subsidiaries, affiliated companies or any other company, (iii) any guarantees by the Company and the granting of security interests over any of the Company’s assets including, without limitation, by way of pledge, transfer or encumbrance, in favour of or for the benefit of third parties to secure the Company’s obligations or the obligations of the Company’s subsidiaries, affiliated companies or any other company and (iv) any other swaps, futures, forwards, derivatives, options, repurchase, stock lending and similar transactions.

When an executive committee (comité de direction) is appointed, the Board is in charge of the supervision and control of the executive committee (comité de direction).

16.3	Permanent representative of the Company

The Board may appoint a person, who may be a shareholder or not, and who may be a director or not, as permanent representative for any entity in which the Company is appointed as a member of the board of directors. This permanent representative will act with all discretion, in the name and on behalf of the Company, and may bind the Company in its capacity as a member of the board of directors of any such entity.

16.4	Delegation to perform specific functions

The Board is also authorised to appoint a person, either a director or not, for the purposes of performing specific functions at every level within the Company.

16.5	Delegation to special committees

The Board may decide to put in place special committees in accordance with article 441-6 of the Companies Act including, without limitation, an audit committee, a remuneration committee and/or a nomination committee. The composition of the special committees and the powers conferred to them are determined by the Board. The special committees perform their duties under the Board’s responsibility.

Exhibit 1.1

17.	Binding signatures

17.1	Signatory powers of directors

The Company shall be bound towards third parties in all matters by the joint signatures of any two members of the Board.

17.2	Signatory powers in respect of the daily management

In respect of the daily management, the Company will be bound by the sole signature or the joint signatures of the persons appointed to that effect in accordance with Article 16.1.

17.3	Signatory powers of the members of the executive committee (comité de direction)

The Company shall be bound towards third parties by the joint signature of (i) any two members of the executive committee (comité de direction) or (ii) any member of the executive committee (comité de direction) together with any member of the Board.

17.4	Grant of specific powers of attorney

The Company shall further be bound by the joint signatures of any persons or by the sole signature of the person to whom specific signatory power is granted by the Company, but only within the limits of such power.

18.	Indemnification of directors and agents

18.1	No liability for breach of fiduciary duty

To the fullest extent permitted by Luxembourg law or any other applicable law as it now exists and as it may hereafter be amended, no director of the Company shall be personally liable to the Company or its shareholder(s) for monetary damages for breach of fiduciary duty as a director.

18.2	Indemnification in actions brought by others

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director or agent of the Company, or is or was serving at the request of the Company as a director or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided, that, except for proceedings to enforce rights to indemnification or advancement of expenses, the Company shall not be obligated to indemnify any such director or agent (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, has reasonable cause to believe that the person’s conduct was unlawful.

Exhibit 1.1

18.3	Indemnification in actions by or in the right of the Company

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or agent of the Company, or is or was serving at the request of the Company as a director or agent of another Company, partnership, joint venture, trust or other enterprise against expenses (including counsels’ and attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper; provided, that, except for proceedings to enforce rights to indemnification or advancement of expenses, the Company shall not be obligated to indemnify any such director or agent (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board.

18.4	Advancement of Expenses

The right to indemnification conferred in Articles 18.2 and 18.3 shall include the right to advancement by the Company of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such proceeding in advance of its final disposition (an Advancement of Expenses); provided, however, that, if applicable law so requires, an Advancement of Expenses incurred by an indemnitee in his or her capacity as a director or agent shall be made only upon delivery to the Company of an undertaking (an Undertaking), by or on behalf of such indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

18.5	Insurance and other similar protection

The Company may purchase and maintain insurance or furnish similar protection or make other arrangements, including, but not limited to, providing a trust fund, letter of credit or surety bond on behalf of the Company’s directors or agents against any liability asserted against them in their capacity as a director or agent of the Company.

19.	Approved statutory auditor(s) (réviseur d’entreprises agréé or cabinet de révision agréé)

The General Meeting shall appoint one or more approved statutory auditors (réviseurs d’entreprises agréés or cabinets de révision agréés) to perform the statutory audit of the annual accounts in accordance with applicable Luxembourg law. The approved statutory auditor(s) shall be appointed by the General Meeting in accordance with the terms of a service agreement to be entered into from time to time by the Company and the approved statutory auditor(s). The approved statutory auditor(s) may only be removed by the General Meeting for serious causes (justes motifs).

20.	Accounting year

The accounting year of the Company shall begin on 1 January and shall end on 31 December of each year.

21.	Annual accounts

21.1	Responsibility of the Board

The Board shall draw up the annual accounts of the Company that shall be submitted to the approval of the General Meeting at the annual General Meeting.

Exhibit 1.1

21.2	Submission of the annual accounts to the approved statutory auditor

At the latest one (1) month prior to the annual General Meeting, the Board will submit the annual accounts together with the report of the Board (if any) and such other documents as may be required by law to the approved statutory auditor(s), who will thereupon draw up its (their) report(s).

21.3	Availability of documents at the registered office

At the latest eight (8) days prior to the annual General Meeting, the annual accounts, the report(s) of the Board (if any) and of the approved statutory auditor(s) and such other documents as may be required by law shall be deposited at the registered office of the Company, where they will be available for inspection by the shareholders during regular business hours.

22.	Allocation of results

22.1	Allocation to the legal reserve

From the annual net profits of the Company (if any), five per cent (5%) shall be allocated to the reserve required by law. This allocation shall cease to be required as soon as such legal reserve amounts to ten per cent (10%) of the share capital of the Company, but shall again be compulsory if the legal reserve falls below ten per cent (10%) of the share capital of the Company.

22.2	Allocation of results by the General Meeting at the annual General Meeting

At the annual General Meeting, the General Meeting shall decide on the allocation of the annual results and the declaration and payments of dividends, as the case may be, in accordance with Article 22.1 and the rules regarding distributions set out in this Article 22.

22.3	Rules regarding distributions

Unless otherwise provided herein or decided by the General Meeting, distributions to the shareholders, whether by dividend, share redemption or otherwise, out of profits and distributable reserves available for that purpose, including share premium and the non-distributable reserve, if and when decided by the General Meeting, shall be made on all the shares on a pro rata basis considering the total number of outstanding shares.

22.4	Interim dividends

(a)	Distribution of interim dividends by the Board

In accordance with article 461-3 of the Companies Act, interim dividends may be distributed, at any time, by the Board if all of the following conditions are satisfied:

(i)	an interim accounting statement (état comptable) is drawn up by the Board (the Interim Accounting Statement), which shall be reviewed by an approved statutory auditor (réviseur d’entreprises agréé or cabinet de révision agréé), as the case may be;

(ii)	the Interim Accounting Statement shows that sufficient profits and other reserves (including without limitation the share premium) are available for distribution, it being understood that the amount to be distributed may not exceed net profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves, and decreased by carried forward losses and the amount to be allocated to the legal reserves;

(iii)	the decision to distribute interim dividends must be taken by the Board within two (2) months from the date of the Interim Accounting Statement; and

Exhibit 1.1

(iv)	the rights of the creditors of the Company are not threatened, taking into account the assets of the Company.

Where the interim dividends paid exceed the distributable net profits at the end of the financial year, the relevant excess as acknowledged at the annual General Meeting, shall, unless otherwise decided by the Board at the time of the dividend declaration, be deemed to be an advance payment for future dividends.

(b)	Distribution of interim dividends by the General Meeting

Without prejudice to the authority of the Board set out under Article 22.4(a), the General Meeting may also distribute interim dividends from time to time, subject to complying with the same conditions (including review of an Interim Accounting Statement).

22.5	Payment of dividends

Dividends may be paid in US dollars or any other currency chosen by the Board or the General Meeting and they may be paid at such places and times as may be determined by the Board within the limits of any decision made by the General Meeting (if any).

Dividends may be paid in kind in assets of any nature, and the valuation of those assets shall be set by the Board according to valuation methods determined at its discretion.

23.	Dissolution and liquidation

23.1	Principles regarding the dissolution and the liquidation

The Company may be dissolved, at any time, by a resolution of the General Meeting adopted in the manner required for amendment of these Articles, as set out in Article 11. In the event of dissolution of the Company, the liquidation shall be carried out by one or more liquidators (who may be physical persons or legal entities) appointed by the General Meeting deciding such liquidation. The General Meeting shall also determine the powers and the remuneration of the liquidator(s).

23.2	Distribution of liquidation surplus

Under the liquidation of the Company, the surplus assets of the Company available for distribution among shareholders shall be distributed in accordance with the rules on distributions set out in Article 23, by way of advance payments or after payment (or provisions, as the case may be) of the Company’s liabilities.

24.	Applicable law

All matters not expressly governed by these Articles shall be determined in accordance with Luxembourg law.

Exhibit 1.1

Suit la traduction française de ce qui précède :

1.	Forme, dénomination et nombre d’actionnaires

1.1	Forme et dénomination

Il est établi une société anonyme sous la dénomination de “Corporación América Airports S.A.” (la Société), régie par les lois du Grand-Duché de Luxembourg et, en particulier, par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi de 1915), et par les présents statuts (les Statuts, et toute référence à un « Article » s’entend comme une référence à un article de ces Statuts).

1.2	Nombre d’actionnaires

La Société peut avoir un actionnaire unique (l’Actionnaire Unique) ou plusieurs actionnaires. La Société n’est pas dissoute par le décès, la suspension des droits civiques, l’insolvabilité, la liquidation ou la faillite de l’Actionnaire Unique.

Lorsque la Société n’a qu’un seul actionnaire, toute référence aux actionnaires dans les Statuts est une référence à l’Actionnaire Unique.

2.	Siège social

2.1	Lieu et transfert du siège social

Le siège social de la Société est établi dans la commune de Luxembourg. Il peut être transféré dans cette commune ou en tout autre lieu au Grand-Duché de Luxembourg par simple décision du conseil d’administration de la Société (le Conseil d’Administration), qui est autorisé à modifier les Statuts, dans la mesure nécessaire, pour prendre en compte le transfert et la nouvelle localisation du siège social.

2.2	Succursales, bureaux, centres administratifs et agences

Le Conseil d’Administration a par ailleurs le droit de créer des succursales, bureaux, centres administratifs et agences en tous lieux appropriés, tant au Grand-Duché de Luxembourg qu’à l’étranger.

3.	Durée de la société

La Société est constituée pour une période indéterminée.

4.	Objet social

La Société a pour objet social (i) l’acquisition, la détention et la cession, sous quelque forme que ce soit et par tous moyens, par voie directe ou indirecte, de participations, droits, et intérêts, ainsi que les obligations de sociétés luxembourgeoises ou étrangères, (ii) l’acquisition par achat, souscription ou de toute autre manière, ainsi que l’aliénation par vente, échange ou de toute autre manière, de titres de capital, parts d’intérêts, obligations, créances, billets et autres valeurs ou instruments financiers de toutes espèces (notamment d’obligations ou de parts émises par des fonds communs de placement luxembourgeois ou étrangers, ou tout autre organisme similaire), de prêts ou toute autre ligne de crédit, ainsi que les contrats y relatifs et (iii) la détention, l’administration, le développement et la gestion d’un portefeuille d’actifs (composé notamment des actifs décrits aux points (i) et (ii) ci-dessus).

La Société peut emprunter sous quelque forme que ce soit. Elle peut être partie à tout type de contrat de prêt et elle peut procéder à l’émission de titres de créance, d’obligations, de certificats, d’actions, de parts bénéficiaires, de warrants et de tous types de titres de dettes et de titres de capital, y compris en vertu d’un ou plusieurs programmes d’émissions. La Société peut également coter toutes ou une partie de ses parts sur des marchés réglementés ou non-réglementés dans ou à l’extérieur de l’Union Européenne. La Société peut prêter des fonds, y compris ceux résultant d’emprunts et/ou d’émissions de titres, à ses filiales, à ses sociétés affiliées et à toute autre société.

Exhibit 1.1

La Société peut également consentir des garanties et octroyer des sûretés réelles portant sur tout ou partie de ses biens, notamment par voie de nantissement, cession, ou en grevant de charges tout ou partie de ses biens au profit de tierces personnes afin de garantir ses obligations ou les obligations de ses filiales, de ses sociétés affiliées ou de toute autre société.

La Société peut conclure, délivrer et exécuter toutes opérations de swaps, opérations à terme (futures), opérations sur produits dérivés, marchés à prime (options), opérations de rachat, prêts de titres ainsi que toutes autres opérations similaires. La Société peut, de manière générale, employer toutes techniques et instruments liés à des investissements en vue de leur gestion efficace, y compris des techniques et instruments destinés à la protéger contre les risques de crédit, de change, de taux d’intérêt et autres risques.

La Société peut accomplir toutes les opérations commerciales, industrielles et financières se rapportant directement ou indirectement à son objet ou susceptibles de favoriser son développement. De plus, la Société peut faire l’acquisition et procéder à la vente de propriétés immobilières pour son compte, tant au Grand-Duché de Luxembourg qu’à l’étranger et elle peut réaliser toutes les opérations afférentes à ces propriétés immobilières.

D’une façon générale, la Société peut prendre toutes mesures de surveillance et de contrôle et effectuer toute opération ou transaction qu’elle considère nécessaire ou utile pour l’accomplissement et le développement de son objet social de la manière la plus large.

Les descriptions ci-dessus doivent être interprétées dans leur sens le plus large et leur énumération n’est pas restrictive. L’objet social couvre toutes les opérations auxquelles la Société participe et tous les contrats passés par la Société, dans la mesure où ils restent compatibles avec l’objet social décrit ci-avant.

5.	Capital social

5.1	Capital social émis

Le capital social est fixé à cent soixante-trois millions deux cent vingt-deux mille sept cent sept dollars des Etats–Unis d’Amérique (163.222.707 USD), représenté par cent soixante-trois millions deux cent vingt-deux mille sept cent sept (163.222.707) actions ayant une valeur nominale d’un dollar des Etats–Unis d’Amérique (1 USD) chacune.

5.2	Augmentation du capital social et réduction du capital social

Le capital social de la Société peut être augmenté ou réduit par une résolution prise par l’assemblée générale des actionnaires de la Société (l’Assemblée Générale) statuant comme en matière de modification des Statuts, tel que prévu à l’Article 11.

5.3	Apports à un compte de réserve non-distribuable

L’Assemblée Générale est autorisée à approuver les apports effectués sur un compte de réserve non-distribuable de la Société, effectués au moyen de paiements en numéraires ou en nature ou de toute autre manière. Un tel apport en capital sera enregistré dans le compte de réserve non-distribuable de la Société.

Les apports en capital qui sont enregistrés sur ledit compte de réserve non-distribuable de la Société ne peuvent être distribués et/ou réduits qu’en vertu d’une résolution de l’Assemblée Générale adoptée comme en matière de modification des Statuts, conformément à l’Article 11. De telles distributions et/ou réductions peuvent être effectuées conformément à l’Article 22.3.

Exhibit 1.1

5.4	Droits préférentiels de souscription

En cas d’émission (i) d’actions ou (ii) d’instruments qui entrent dans le champ d’application de l’article 420-27 de la Loi de 1915, y compris et de manière non exhaustive, des obligations convertibles permettant à leur détenteur de souscrire à des actions ou de s’en voir attribuer libérées par apport en numéraire, en nature ou par incorporation de réserves, les actionnaires disposent de droits préférentiels de souscription au pro rata de leur participation en ce qui concerne toutes ces émissions. Le droit de souscription peut être exercé pendant un délai fixé par le Conseil d’Administration, mais ne peut être inférieur à quatorze (14) jours à compter de la date de publication de l’offre au RESA (Recueil électronique des sociétés et associations) et dans un journal publié au Luxembourg (la Période d’Exercice).

A l’issue de la Période d’Exercice, les tiers pourront participer à l’augmentation du capital, sauf au Conseil d’Administration de décider que le droit préférentiel de souscription (le DPS) doit être exercé, proportionnellement à la partie du capital que représentent leurs actions, par les détenteurs d’un DPS (les Détenteurs de DPS) qui avaient déjà exercé leur droit durant la Période d’Exercice. Les modalités de souscription par les Détenteurs de DPS sont, dans ce cas, définies par le Conseil d’Administration.

L’Assemblée Générale peut supprimer ou limiter le DPS ou autoriser le Conseil d’Administration à le faire (le cas échéant) sous les conditions prescrites à l’article 420-26(5) de la Loi de 1915.

5.5	Autorisation pour le Conseil d’Administration d’augmenter le capital social

(a)	Montant de l’autorisation

Le capital autorisé de la Société est fixé à un montant de deux cent vingt-cinq millions de Dollars des Etats Unis d’Amérique (225.000.000 USD) (le Montant de Capital Autorisé) représenté par un maximum de deux cent vingt-cinq millions (225.000.000) actions, ayant une valeur nominale d’un Dollar des Etats Unis d’Amérique (1 USD) chacune.

(b)	Conditions de l’autorisation

Le Conseil d’Administration est autorisé à augmenter le capital social existant jusqu’au Montant de Capital Autorisé, en une ou plusieurs fois, au cours d’une période commençant le 19 janvier 2018 et se terminant au cinquième anniversaire de cette date (la Période) au moyen de : (i) l’émission d’actions en raison d’apports en numéraire, (ii) l’émission d’actions en raison d’apports en nature, et/ou (iii) l’incorporation des bénéfices et réserves distribuables, y compris la prime d’émission.

Le Conseil d’Administration est autorisé à définir les conditions applicables à toute souscription et émission d’actions conformément au pouvoir qui lui est conféré aux termes de cet Article 5.5, et notamment de déterminer le lieu et la date de l’émission ou des émissions successives d’actions, le prix d’émission, l’existence ou non d’une prime d’émission, ainsi que les modalités de paiement des actions en vertu de tout document ou contrat y compris et de manière non-exhaustive un prêt convertible, un contrat d’option ou un plan d’options sur actions.

Durant la Période, le Conseil d’Administration est autorisé à émettre des obligations convertibles ou tous autres instruments de dettes convertibles, des obligations assorties d’un droit de souscription et autres instruments permettant à leur détenteur de souscrire à des actions ou de se voir attribuer des actions, tels que, de manière non-exhaustive, des warrants (les Instruments), dans les limites du Montant de Capital Autorisé. Les actions devant être émises en conséquence de l’exercice des droits attachés aux Instruments peuvent être payées par un apport en numéraire, un apport en nature, ou au moyen de l’incorporation de bénéfice et de réserves distribuables, en ce compris la prime d’émission, pendant ou après la Période.

Exhibit 1.1

Le Conseil d’Administration est autorisé à (i) déterminer les conditions applicables aux Instruments, y compris le prix, le taux d’intérêt, le prix d’exercice, le taux de conversion ou le taux de change, ainsi que les modalités de remboursement, et (ii) émettre lesdits Instruments.

(c)	Autorisation de supprimer ou de limiter les droits préférentiels de souscription

Le Conseil d’Administration est autorisé à supprimer ou limiter les droits préférentiels de des actionnaires prévus par la Loi de 1915, tels que reflétés dans l’Article 5.4, portant sur l’émission de nouvelles actions et d’Instruments effectuée conformément à l’autorisation accordée en vertu de l’Article 5.5.

(d)	Modification des Statuts consécutive à une augmentation de capital

L’Article 5 des présents Statuts sera modifié de façon à refléter chaque augmentation du capital effectuée en vertu de l’autorisation accordée au Conseil d’Administration conformément à l’Article 5, et le Conseil d’Administration prendra lui-même ou autorisera toute personne à prendre toutes les mesures nécessaires afin de faire constater par-devant notaire l’augmentation de capital social et les modifications consécutives des Statuts.

6.	Actions

6.1	Forme des actions

Les actions de la Société sont exclusivement nominatives.

6.2	Registre des actionnaires et certificats constatant les inscriptions dans le registre

Un registre des actionnaires est tenu au siège social de la Société où il peut être consulté par tout actionnaire. Ce registre contient le nom de chaque actionnaire, sa résidence ou son domicile élu, le nombre d’actions qu’il détient, la valeur nominale ou le pair comptable payé pour chacune des actions, les émissions d’actions, les cessions d’actions et les dates desdites émissions et cessions d’actions. La propriété des actions nominatives est établie par l’inscription dans le registre ou dans les cas ou des registres différents auraient été désignés, en vertu de ce qui est décrit ci-dessous.

La Société peut nommer des teneurs de registre dans différentes juridictions qui tiendront chacun un registre séparé pour les actions nominatives y inscrites et les détenteurs d’actions ordinaires pourront choisir d’être inscrits dans l’un des registres et d’être transférés au fil du temps d’un registre à un autre registre. Le conseil d’administration peut toutefois imposer des restrictions au transfert pour les actions ordinaires inscrites, cotées, traitées ou placées dans certaines juridictions conformément aux exigences applicables dans ces juridictions.

6.3	Dépôt

Sous réserve des dispositions de cet Article 6, lorsque les actions ordinaires sont enregistrées dans le registre des actionnaires au nom et pour le compte d’un système de compensation ou de l’opérateur d’un tel système et enregistré comme entrée dans les comptes d’un dépositaire professionnel ou d’un sous-dépositaire (tout dépositaire et sous-dépositaire désigné ci-après comme un Dépositaire), la Société - sous réserve d’avoir reçu du Dépositaire un certificat en bonne et due forme - permettra au Dépositaire de telles entrées en compte d’exercer les droits attachés aux actions ordinaires correspondant aux entrées en compte de l’actionnaire concerné, y compris de recevoir les convocations aux Assemblées Générales, l’admission et le vote aux Assemblées Générales et doit considérer le Dépositaire comme étant l’actionnaire des actions ordinaires aux fins des présents Statuts. Le Conseil d’Administration peut déterminer les conditions de forme auxquelles devront répondre ces certificats.

Sous réserve des dispositions de cet Article 6, la Société fera tous paiements (y compris les paiements de dividendes ou toutes autres distributions) en rapport avec les actions inscrites en le nom du Dépositaire, ou, le cas échéant, déposées auprès d’un d’entre eux, que ce soit en numéraire, en actions ou en d’autre bien, uniquement à un tel Dépositaire, ou selon les instructions d’un tel Dépositaire, et tout paiement effectué de cette façon à un Dépositaire libèrera la Société de toute obligation de paiement.

Exhibit 1.1

6.4	Propriété et co~~-~~propriété des actions

La Société ne reconnaît qu’un seul détenteur par action. Au cas où une action appartiendrait à plusieurs personnes, la Société aura le droit de suspendre l’exercice de tous droits y attachés jusqu’au moment où une personne aura été désignée comme détenteur unique vis-à-vis de la Société. La personne désignée par les codétenteurs des actions comme détenteur unique des actions envers la Société en toute circonstance doit être nommée en premier dans le registre.

Seul le détenteur unique d’une action nommé en premier dans le registre, tel qu’il a été désigné par tous les codétenteurs de cette action, pourra, en sa capacité d’unique détenteur envers la Société de cette action détenue collectivement, exercer les droits attachés à cette action, y compris mais de façon non limitative : (i) recevoir tout avis de la Société, y compris les convocations aux Assemblées Générales, (ii) assister aux Assemblées Générales et y exercer les droits de vote rattachés à l’action détenue collectivement, et (iii) percevoir les dividendes relatifs à cette action détenue collectivement.

6.5	Rachat d’actions

Sous réserve de dispositions contraires, la Société peut racheter ses propres actions dans les limites définies par la loi.

Les actions rachetées conformément à cet Article 6.5 seront annulées ou détenues pour une durée illimitée par la Société en tant qu’actions de trésorerie (treasury shares) et seront dépourvues de droits de vote et, à moins qu’il en soit décidé autrement par le Conseil d’Administration ou l’Assemblée Générale, selon le cas, de tout droit de distribution que ce soit, auquel cas les distributions exigibles en vertu de ces actions de trésorerie seront allouées, et deviendront exigibles au profit des actions restantes.

De telles actions de trésorerie peuvent être distribuées de temps à autres par le Conseil d’Administration, aux actionnaires existants ou à des tiers, sous réserve du respect de l’Article 7.

7.	Transfert d’actions nominatives

Le transfert des actions nominatives peut se faire par une déclaration de transfert écrite qui sera inscrite au registre des actionnaires de la Société, après avoir été datée et signée par le cédant et le cessionnaire ou par des personnes détenant les pouvoirs de représentation nécessaires pour agir à cet effet, et conformément aux dispositions de l’article 1690 du code civil luxembourgeois relatives à la cession de créances.

La Société peut également accepter comme preuve de transfert d’actions d’autres instruments de transfert, dans lesquels les consentements du cédant et du cessionnaire sont établis de manière satisfaisante pour la Société.

8.	Obligations

Les obligations émises par la Société seront exclusivement sous forme nominative.

9.	Pouvoirs de l’Assemblée Générale

Aussi longtemps que la Société n’a qu’un seul actionnaire, l’Actionnaire Unique a les mêmes pouvoirs que ceux conférés à l’Assemblée Générale. Dans ce cas, toute référence aux décisions prises ou aux pouvoirs exercés par l’Assemblée Générale sera une référence aux décisions prises ou aux pouvoirs exercés par l’Actionnaire Unique. Les décisions de l’Actionnaire Unique sont enregistrées dans des procès-verbaux ou prises par des résolutions écrites, le cas échéant.

Exhibit 1.1

Dans l’hypothèse d’une pluralité d’actionnaires, toute Assemblée Générale valablement constituée représente l’ensemble des actionnaires de la Société.

10.	Assemblée Générale annuelle des actionnaires – autres Assemblées Générales

L’Assemblée Générale annuelle se tient, conformément à la loi luxembourgeoise, au Grand-Duché de Luxembourg, au siège social de la Société ou à tout autre endroit au Grand-Duché de Luxembourg et à la date indiquée dans l’avis de convocation à l’assemblée.

Les autres Assemblées Générales peuvent se tenir aux lieux et dates spécifiés dans les avis de convocation des assemblées générales en question.

11.	Convocation, quorum, avis de convocation, procurations et vote

11.1	Droit et obligation de convoquer une Assemblée Générale

Une Assemblée Générale peut être convoquée par le Conseil d’Administration ou par le(s) commissaire(s) aux comptes, le cas échéant. Ils sont obligés de la convoquer de façon à ce qu’elle soit tenue dans un délai d’un mois si des actionnaires représentant un dixième du capital social l’exigent par écrit, en précisant l’ordre du jour. Un ou plusieurs actionnaires représentant au moins un dixième du capital social souscrit peuvent demander l’inscription d’un ou de plusieurs points à l’ordre du jour de toute Assemblée Générale. Cette demande doit être envoyée à la Société au moins cinq (5) jours avant la tenue de l’Assemblée Générale en question.

11.2	Procédure de convocation d’une Assemblée Générale

Les Assemblées Générales sont convoquées conformément aux dispositions de la Loi de 1915 et pour autant que les actions ordinaires de la Société sont inscrites à la cote d’une bourse de valeurs étrangère, conformément aux exigences de ladite bourse étrangère applicables à la Société.

Si tous les actionnaires sont présents ou représentés à l’Assemblée Générale et déclarent avoir été informés de l’ordre du jour de l’Assemblée Générale, celle-ci peut être tenue sans avis de convocation préalable.

Les documents dont il est fait mention à l’article 461-6 de la Loi de 1915 doivent être mis à disposition au siège social de la Société pour consultation par les actionnaires au moins huit (8) jours avant l’Assemblée Générale.

11.3	Droits attachés aux actions

Chaque action confère une voix à son détenteur, sous réserve de ce qui suit :

(i)	Si les actions ordinaires de la Société ne sont pas inscrites à la cote d’une bourse de valeurs étrangère, tous les actionnaires inscrits au registre des actionnaires à la date de l’Assemblée Générale ont le droit d’être admis à l’Assemblée Générale.

(ii)	Si les actions ordinaires de la Société sont inscrites à la cote d’une bourse de valeurs étrangère, tous les actionnaires inscrits dans tout registre des actionnaires de la Société ont le droit d’être admis et de voter aux Assemblées Générales en fonction du nombre d’actions qu’ils détiennent à une date et à une heure précédant l’Assemblée Générale comme étant la date de clôture des registres pour l’admission à l’Assemblée Générale, que le Conseil d’Administration peut fixer telle qu’indiquée dans l’avis de convocation.

Le Conseil d’Administration peut, à sa seule discrétion, suspendre les droits de vote de tout actionnaire dans le cas où cet actionnaire a, par action ou omission, manqué au respect de ses obligations en vertu des Statuts ou de son acte de souscription.

Exhibit 1.1

Tout actionnaire peut renoncer, partiellement ou totalement, à l’exercice des droits de vote attachés à tout ou partie de ses actions. Une telle renonciation lie l’actionnaire concerné et s’impose à la Société dès sa notification, par écrit, par l’actionnaire concerné.

11.4	Conditions de quorum et de majorité, et nouvelle convocation d’une Assemblée Générale en cas de quorum non atteint

Sauf disposition contraire de la loi ou des présents Statuts, les décisions de l’Assemblée Générale sont prises à la majorité des voix exprimées par les actionnaires présents ou représentés, aucun quorum de présence n’étant requis.

Toutefois, les décisions visant à modifier les Statuts ou la nationalité de la Société ne peuvent être adoptées que par une Assemblée Générale représentant au moins la moitié du capital social (le Quorum de Présence) et dont l’ordre du jour indique les modifications statutaires proposées, et le cas échéant, le texte de celles qui touchent à l’objet ou à la forme de la Société. Si le Quorum de Présence n’est pas atteint, une nouvelle Assemblée Générale peut être convoquée par des annonces déposées auprès du registre de commerce et des sociétés et publiées quinze (15) jours au moins avant l’assemblée générale au RESA (Recueil électronique des sociétés et associations) et dans un journal luxembourgeois. Cette convocation reproduit l’ordre du jour et indique la date et le résultat de la précédente Assemblée Générale. La deuxième Assemblée Générale délibère valablement, quelle que soit la portion du capital représentée. Dans les deux assemblées, les résolutions, pour être valables, doivent réunir les deux tiers au moins des voix exprimées à chacune des Assemblées Générales.

Pour le calcul de la majorité concernant toute résolution d’une Assemblée Générale, les voix exprimées ne doivent pas inclure les voix attachées aux actions pour lesquelles l’actionnaire s’est abstenu de voter, a voté blanc ou nul ou n’a pas pris part au vote.

L’augmentation des engagements des actionnaires ne peut être décidée qu’avec l’accord unanime exprimé par un vote de tous les actionnaires.

Une simple dilution ne sera pas considérée comme un évènement déclencheur pour les règles de super-majorité de l’article 450-4 de la Loi de 1915.

11.5	Participation par procuration

Chaque actionnaire peut prendre part à une Assemblée Générale de la Société en désignant par écrit une autre personne, actionnaire ou non, comme son mandataire. Des copies des procurations écrites envoyées par télécopie ou par courriel peuvent être acceptées par l’Assemblée Générale comme preuves de procurations écrites.

11.6	Vote par correspondance

Les actionnaires peuvent voter par écrit au moyen d’un formulaire, à condition que les formulaires portent : (i) les noms, prénoms, adresse et signature de l’actionnaire concerné, (ii) la mention des actions pour lesquelles l’actionnaire exerce son droit, (iii) l’ordre du jour tel que décrit dans la convocation ainsi que les projets de résolutions relatifs à chaque point de l’ordre du jour, et (iv) le vote (approbation, refus, abstention) pour chaque projet de résolution relatif aux points de l’ordre du jour. Pour pouvoir être pris en compte, une copie des formulaires devra être reçue par la Société au moins cinq (5) jours avant la tenue de l’Assemblée Générale.

11.7	Participation à une Assemblée Générale par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire

Tout actionnaire de la Société peut participer à une Assemblée Générale par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire grâce auquel : (i) les actionnaires participant à la réunion peuvent être identifiés, (ii) toute personne participant à la réunion peut entendre les autres participants et leur parler, (iii) la réunion est retransmise de façon continue, et (iv) les actionnaires peuvent valablement délibérer. La participation à une réunion tenue par un tel moyen de communication équivaudra à une participation en personne à ladite réunion.

Exhibit 1.1

11.8	Bureau

Les actionnaires élisent en leur sein un président de l’Assemblée Générale. Le président nomme un secrétaire et les actionnaires nomment un scrutateur. Le président, le secrétaire et le scrutateur forment le bureau de l’Assemblée Générale.

11.9	Procès-verbaux et copies certifiées des réunions de l’assemblée générale

Les procès-verbaux des réunions de l’Assemblée Générale sont signés par les membres du bureau de l’Assemblée Générale et par tout actionnaire qui exprime le souhait de signer.

Cependant, si les décisions de l’Assemblée Générale doivent être certifiées, des copies ou extraits à utiliser devant un tribunal ou ailleurs doivent être signés par le président du Conseil d’Administration, par le secrétaire de ladite Assemblée Générale (qui peut être nommé de temps à autre) ou par deux (2) administrateurs conjointement.

12.	Administration de la société

12.1	Nombre d’administrateurs minimum et conditions du mandat d’administrateur

Le Conseil d’Administration est composé d’au moins neuf (9) Administrateurs désignés par le l’Assemblée Générale. Les membres du Conseil d’Administration sont élus pour un mandat de six (6) ans au maximum et sont rééligibles.

12.2	Représentant permanent

Lorsqu’une personne morale est nommée administrateur de la Société (la Personne Morale), la Personne Morale doit désigner une personne physique en tant que représentant permanent qui la représentera comme membre du Conseil d’Administration de la Société, conformément à l’article 441-3 de la Loi de 1915.

12.3	Nomination, révocation et cooptation

Les administrateurs sont élus par l’Assemblée Générale. L’Assemblée Générale détermine également le nombre d’administrateurs, leur rémunération et la durée de leur mandat.

Un administrateur peut être révoqué ad nutum et/ou peut être remplacé à tout moment par décision de l’Assemblée Générale.

En cas de vacance d’un poste d’administrateur pour cause de décès, démission ou toute autre motif, les administrateurs restants pourront lors d’une réunion du Conseil d’Administration élire à la majorité des voix un nouvel administrateur afin de pourvoir au remplacement du poste devenu vacant jusqu’à la prochaine Assemblée Générale.

12.4	Règlement intérieur et code de gouvernance sociale

Le Conseil d’Administration peut à tout moment décider d’adopter un/des code(s) de gouvernance sociale stipulant les diverses règles et règlements de gouvernance sociale de la Société applicables au Conseil d’Administration, au comité de direction, et à tous autres comités existant au sein de la Société, y inclus mais sans limitation un comité d’audit et un comité d’affaires et d’acquisitions, le cas échéant.

Exhibit 1.1

13.	Réunions du conseil d’administration

13.1	Président

Le Conseil d’Administration peut nommer un président (le Président) parmi ses membres et peut désigner un secrétaire, administrateur ou non, qui sera en charge de la tenue des procès-verbaux des réunions du Conseil d’Administration. Le Président préside toutes les réunions du Conseil d’Administration. En son absence, les autres membres du Conseil d’Administration élisent un président pro tempore qui préside ladite réunion, au moyen d’un vote à la majorité simple des administrateurs présents ou représentés à la réunion.

13.2	Procédure de convocation d’une réunion du Conseil d’Administration

Les réunions du Conseil d’Administration sont convoquées par le Président, par le secrétaire du Conseil d’Administration (qui peut être nommé de temps à autre), par le secrétaire de la Société ou par deux administrateurs, au lieu indiqué dans l’avis de convocation de la réunion du Conseil d’Administration.

Un avis écrit de toute réunion du Conseil d’Administration est donné à tous les administrateurs au moins vingt-quatre (24) heures avant le jour et l’heure prévus pour la réunion, sauf en cas d’urgence, auquel cas la nature et les motifs de cette urgence sont mentionnés brièvement dans l’avis de convocation.

La réunion peut être valablement tenue sans avis de convocation préalable si tous les administrateurs de la Société sont présents ou représentés lors de la réunion du Conseil d’Administration et déclarent avoir été dûment informés de la réunion et de son ordre du jour. En outre, si tous les membres du Conseil d’Administration sont présents ou représentés à une réunion et décident à l’unanimité d’établir un ordre du jour, la réunion pourra être tenue sans convocation préalable effectuée de la manière décrite ci-dessus.

Tout membre du Conseil d’Administration peut décider de renoncer à la convocation écrite en donnant son accord par écrit. Les copies de ces accords écrits qui sont transmises par télécopie ou par courriel peuvent être acceptées comme preuve des accords écrits à la réunion du Conseil d’Administration. Une convocation écrite spéciale n’est pas requise pour une réunion du Conseil d’Administration se tenant aux lieux et dates prévus dans une résolution préalablement adoptée par le Conseil d’Administration.

13.3	Participation par procuration

Tout membre du Conseil d’Administration peut se faire représenter au Conseil d’Administration en désignant par écrit un autre administrateur comme son mandataire. Des copies des procurations écrites transmises par télécopie ou par courriel peuvent être acceptées comme preuve des procurations à la réunion du Conseil d’Administration.

13.4	Participation par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire

Tout administrateur peut participer à une réunion du Conseil d’Administration par conférence téléphonique, vidéo conférence ou tout autre moyen de communication similaire grâce auquel (i) les administrateurs participant à la réunion peuvent être identifiés, (ii) toute personne participant à la réunion peut entendre les autres participants et leur parler, (iii) la réunion est retransmise de façon continue, et (iv) les administrateurs peuvent valablement délibérer. La participation à une réunion du Conseil d’Administration tenue par un tel moyen de communication équivaut à une participation en personne à une telle réunion. Une réunion du Conseil d’Administration tenue par un tel moyen de communication est réputée avoir lieu à Luxembourg.

Exhibit 1.1

13.5	Procédure

(a)	Conditions de quorum et de majorité

Le Conseil d’Administration ne peut valablement délibérer et prendre des décisions que si la moitié au moins des administrateurs est présente ou représentée. Les décisions sont prises à la majorité des voix exprimées par les administrateurs présents ou représentés. Si un administrateur s’est abstenu de voter ou n’a pas pris part au vote, son abstention ou sa non participation ne sont pas prises en compte pour le calcul de la majorité.

(b)	Participation par procuration

Un administrateur peut représenter plusieurs administrateurs en vertu d’une procuration, à condition toutefois que deux administrateurs au moins soient présents à la réunion.

(c)	Voix prépondérante du Président

Au cas où lors d’une réunion, il existe une parité des voix pour et contre une résolution, la voix du Président ou du président pro tempore de la réunion, le cas échéant, est prépondérante.

13.6	Conflits d’intérêts

(a)	Procédure relative aux conflits d’intérêts

Lorsqu’un administrateur de la Société a, directement ou indirectement, un intérêt de nature patrimoniale opposé à celui de la Société dans une opération de la Société soumise à l’approbation du conseil d’administration, ledit administrateur est tenu d’en prévenir le conseil d’administration lors de la réunion du conseil d’administration et de faire mentionner cette déclaration au procès-verbal de la réunion. L’administrateur ne peut pas prendre part aux délibérations portant sur cette opération, n’est pas comptabilisé dans le calcul du quorum, et ne peut pas voter les résolutions relatives à cette opération. L’opération et l’intérêt opposé de l’administrateur doivent être signalés à l’Assemblée Générale suivante.

(b)	Exceptions concernant un conflit d’intérêts

L’Article 13.6(a) ne s’applique pas aux résolutions du Conseil d’Administration relatives à des opérations courantes de la Société et conclues dans des conditions normales.

Tout administrateur de la Société qui occupe des fonctions d’administrateur, gérant, agent ou employé de toute société ou entreprise avec laquelle la Société est ou sera engagée dans des relations d’affaires ou des contrats ne sera pas considéré, du seul fait de ces relations avec ces autres sociétés ou entreprises, comme ayant un intérêt opposé à celui de la Société dans le cadre du présent Article 13.6.

(c)	Impact sur le quorum

Lorsque, en raison d’un conflit d’intérêts, le nombre d’administrateurs requis en vue de délibérer et de voter n’est pas atteint, le Conseil d’Administration peut décider de soumettre la décision sur le point en question à l’Assemblée Générale.

13.7	Résolutions écrites

Nonobstant les dispositions qui précèdent, une résolution du Conseil d’Administration peut également être prise par écrit. Une telle résolution doit consister en un seul ou plusieurs documents contenant les résolutions signées par chaque administrateur manuellement ou électroniquement par une signature électronique conforme aux exigences de la loi luxembourgeoise. La date d’une telle résolution est la date de la dernière signature.

Exhibit 1.1

14.	Procès-verbaux des réunions du Conseil d’Administration

14.1	Signature des procès-verbaux

Les procès-verbaux des réunions du Conseil d’Administration sont signés par le Président ou le président pro tempore, le cas échéant ou par tous les administrateurs ayant assisté à la réunion.

14.2	Signature des copies ou extraits des procès-verbaux

Les copies ou extraits de procès-verbaux, ou les résolutions écrites du Conseil d’Administration ou de l’Administrateur Unique, le cas échéant, destinés à servir en justice ou ailleurs sont signés par le Président, par le secrétaire du Conseil d’Administration (qui peut être nommé de temps à autre) ou par deux membres du Conseil d’Administration.

15.	Pouvoirs du Conseil d’Administration

Le Conseil d’Administration est investi des pouvoirs les plus étendus pour accomplir tous les actes nécessaires ou utiles se rapportant à l’objet de la Société. Tous les pouvoirs non expressément réservés par la Loi de 1915 ou par les Statuts à l’Assemblée Générale sont attribués au Conseil d’Administration.

16.	Délégation de pouvoirs

16.1	Gestion journalière

Le Conseil d’Administration peut nommer un ou plusieurs délégués à la gestion journalière, qui peuvent être actionnaires ou membres du Conseil d’Administration ou non, et qui auront les pleins pouvoirs pour agir au nom de la Société pour tout ce qui concerne la gestion journalière de la Société.

16.2	Comité de direction

La direction de la Société sera déléguée à un comité de direction composé d’un minimum de quatre (4) membres, dont un directeur général, un directeur financier et d’autres membres de la haute direction, notamment, désignés de temps en temps par le Conseil d’Administration.

Le comité de direction dispose des pouvoirs les plus étendus en droit luxembourgeois, notamment pour :

•	gérer toutes les opérations quotidiennes de la Société d’un point de vue opérationnel;

•	évaluer et proposer des stratégies commerciales et mettre en œuvre des stratégies et des politiques approuvées par le Conseil d’Administration;

•	élaborer des processus d’identification, d’évaluation, de surveillance et d’atténuation des risques;

•	mettre en place des systèmes de contrôle interne appropriés et assurer le suivi de l’efficacité de ce système, et rendre compte au Conseil d’Administration de la conformité à ses objectifs;

•	analyser et proposer le budget de l’exercice financier complet et évaluer l’atténuation des variables internes et de marché;

•	identifier et mettre en œuvre des synergies commerciales entre la Société et les filiales de la Société;

•	proposer la délégation de pouvoirs aux dirigeants et aux superviseurs, qui soit conforme aux politiques et aux procédures établies par le Conseil d’Administration; et

•	approuver et mettre en œuvre (i) tout emprunt sous quelque forme que ce soit par la Société, (ii) le prêt de fonds aux filiales, sociétés affiliées de la Société ou autres sociétés, (iii) les garanties de la Société et l’octroi de sûretés sur tout actif de la Société y compris, sans limitation, par gage, transfert ou sûreté, en faveur ou au profit de tiers pour garantir les obligations de la Société ou les obligations de ses filiales, sociétés affiliées ou toute autre société et (iv) tout autre swap, contrat à terme, dérivé, option, rachat, prêt de titres et opérations similaires.

Exhibit 1.1

Lorsqu’un comité de direction est nommé, le Conseil d’Administration est responsable de la supervision et du contrôle du comité de direction.

16.3	Représentant permanent de la Société

Le Conseil d’Administration peut nommer une personne, actionnaire ou non, administrateur ou non, en qualité de représentant permanent de toute entité dans laquelle la Société est nommée comme membre du conseil d’administration. Ce représentant permanent agira de son propre chef, au nom et pour le compte de la Société, et engagera la Société en sa qualité de membre du conseil d’administration d’une telle entité.

16.4	Délégation de pouvoirs pour l’exercice de certaines missions

Le Conseil d’Administration est aussi autorisé à nommer une personne, administrateur ou non, pour l’exécution de missions spécifiques à tous les niveaux de la Société.

16.5	Délégation à des comités spécifiques

Le Conseil d’Administration peut décider la création de comités spécifiques conformément à l’article 441-6 de la Loi de 1915, y compris, sans y être limité, un comité d’audit, de rémunération et/ou de nomination. La composition de ces comités et les pouvoirs qui leurs sont conférés sont déterminés par le Conseil d’Administration. Les comités spécifiques exercent leurs activités sous la responsabilité du Conseil d’Administration.

17.	Signatures autorisées

17.1	Pouvoir de signature des administrateurs

La Société est engagée en toutes circonstances vis-à-vis des tiers par la signature conjointe de deux membres du Conseil d’Administration de la Société.

17.2	Pouvoirs de signature concernant la gestion journalière

En ce qui concerne la gestion journalière, la Société sera engagée par la signature ou par la signature conjointe de deux personnes nommées à cet effet, conformément à l’Article 16.1 ci-dessus.

17.3	Pouvoirs de signature du directeur général ou des membres du comité de direction la Société est engagée vis-à-vis des tiers par la signature conjointe (i) de deux membres du comité de direction ou (ii) d’un membre du comité de direction avec un membre du Conseil d’Administration.

17.4	Pouvoirs spécifiques

La Société est en outre engagée par la signature conjointe de toutes personnes ou la signature unique de toute personne à qui de tels pouvoirs de signature auront été délégués par la Société, et ce uniquement dans les limites des pouvoirs qui leur auront été conférés.

Exhibit 1.1

18.	Indemnisation des administrateurs et agents

18.1	Non-responsabilité pour manquement à une obligation fiduciaire

Dans toute la mesure permise par la loi luxembourgeoise ou toute autre loi applicable telle qu’elle existe actuellement et telle qu’elle pourrait être modifiée, aucun administrateur de la Société ne sera personnellement tenu responsable envers la Société ou ses actionnaires des dommages pécuniaires pour violation de la responsabilité fiduciaire en tant qu’administrateur.

18.2	Indemnisation relative aux actions intentées par les tiers

La Société indemnisera toute personne qui était ou qui est partie ou qui est menacée d’être partie à toute action, poursuite ou procédure, qu’elle soit civile, criminelle, administrative ou d’enquête, menacée, en instance ou terminée (autre qu’une action par ou au bénéfice de la Société) en raison du fait que la personne est ou était un administrateur ou un agent de la Société, ou est ou était en service à la demande de la Société en tant qu’administrateur ou agent d’une autre Société, partenariat, co-entreprise (joint-venture), fiducie ou toute autre entreprise, contre les dépenses (y compris les honoraires de conseils et d’avocats), jugements, amendes et montants payés en règlement réellement et raisonnablement engagés par la personne dans le cadre de cette action, poursuite ou procédure si la personne a agi de bonne foi et peut raisonnablement croire être dans l’intérêt supérieur de la Société ou ne pas s’y opposer, et, relativement à toute poursuite criminelle ou procédure, n’avoir aucun motif raisonnable de croire que la conduite de la personne était illégale; à l’exception des procédures visant à faire valoir des droits à l’indemnisation ou à l’avancement des dépenses, la Société ne sera pas tenue d’indemniser un tel administrateur ou agent (ou ses héritiers, exécuteurs ou représentants personnels ou légaux) dans le cadre d’une procédure (ou une partie de celle-ci) initiée par cette personne, sauf si cette procédure (ou une partie de celle-ci) a été autorisée ou consentie par le Conseil d’Administration. Le terme de toute action, poursuite ou procédure par jugement, ordonnance, règlement, déclaration de culpabilité ou sur un plaidoyer de nolo contendere ou son équivalent ne doit pas, en soi, créer une présomption que la personne n’a pas agi de bonne foi et d’une manière que la personne croit raisonnablement être ou non opposée à l’intérêt supérieur de la Société et, relativement à toute poursuite ou procédure criminelle, a des motifs raisonnables de croire que la conduite de la personne était illégale.

18.3	Indemnisation dans des actions par ou dans le droit de la Société

La Société indemnisera toute personne qui était ou est partie ou qui est menacée d’être partie à toute action ou poursuite menacée, en cours ou terminée par ou au bénéfice de la Société d’obtenir un jugement en sa faveur en raison du fait que la personne est ou était un administrateur ou un agent de la Société, ou est ou servait à la demande de la Société en tant qu’administrateur ou agent d’une autre Société, partenariat, coentreprise (joint-venture), fiducie ou autre entreprise contre des dépenses (y compris des conseils et honoraires d’avocat) réellement et raisonnablement engagés par la personne dans le cadre de la défense ou du règlement d’une telle action ou poursuite si la personne a agi de bonne foi et d’une manière qu’elle croyait raisonnablement opposée ou non à l’intérêt supérieur de la Société et sauf qu’aucune indemnisation ne sera faite à l’égard de toute réclamation, question ou question quant à laquelle cette personne aura été déclarée responsable envers la Société à moins et dans la mesure où le tribunal auprès duquel une telle action ou une poursuite a été intentée, détermine, sur demande, que, malgré le jugement de responsabilité, mais compte tenu de toutes les circonstances de l’affaire, cette personne a droit à une indemnité raisonnable pour les frais qu’elle juge convenables; à l’exception des procédures visant à faire valoir des droits à l’indemnisation ou à l’avancement des dépenses, la Société ne sera pas tenue d’indemniser un tel administrateur ou agent (ou ses héritiers, exécuteurs ou représentants personnels ou légaux) dans le cadre d’une procédure (ou une partie de celle-ci) initiée par cette personne, sauf si cette procédure (ou une partie de celle-ci) a été autorisée ou consentie par le Conseil d’Administration.

Exhibit 1.1

18.4	Avance des dépenses

Le droit à indemnisation conféré aux Articles 18.2 et 18.3 inclura le droit à l’avance par la Société de tous les frais (y compris, sans limitation, honoraires et frais d’avocats) engagés pour défendre une telle procédure avant sa disposition finale (une Avance); toutefois, si la loi applicable l’exige, une Avance encourue par une personne à indemniser en sa qualité d’administrateur ou d’agent ne sera effectué que lors de la remise à la Société d’un engagement (l’Engagement), par ou au nom de ladite personne, de rembourser, sans intérêt, tous les montants ainsi avancés s’il est finalement déterminé par une décision judiciaire définitive dont il n’existe plus aucun droit de recours que cette personne n’a pas le droit d’être indemnisé pour de telles dépenses.

18.5	Assurance et autre protection similaire

La Société peut acheter et maintenir une assurance ou fournir une protection similaire ou prendre d’autres dispositions, y compris, mais sans s’y limiter, fournir un fonds en fidéicommis, une lettre de crédit ou un cautionnement au nom des administrateurs ou agents de la Société contre toute responsabilité en tant qu’administrateur ou agent de la Société.

19.	Commissaire(s) – Réviseur d’entreprises agréé ou cabinet de révision agréé

L’Assemblée Générale désignera un ou plusieurs réviseurs d’entreprises agréés ou cabinets de révision agréés afin de procéder à l’audit des comptes annuels de la Société conformément à la loi luxembourgeoise applicable. Le ou les réviseur(s) d’entreprises agréé(s) ou cabinet(s) de révision agréé(s) est/sont nommé(s) par l’Assemblée Générale conformément aux dispositions des contrats de prestation de services conclus entre ces derniers et la Société. Le ou les réviseur(s) d’entreprises agréé(s) ou cabinet(s) de révision agréé(s) ne peuvent être révoqués par l’Assemblée Générale que pour justes motifs.

20.	Exercice social

L’exercice social commence le 1er janvier de chaque année et se termine le 31 décembre de chaque année.

21.	Comptes annuels

21.1	Responsabilité du Conseil d’Administration ou de l’Administrateur Unique

Le Conseil d’Administration dresse les comptes annuels de la Société qui seront soumis à l’approbation de l’Assemblée Générale lors de l’Assemblée Générale annuelle.

21.2	Soumission des comptes annuels au(x) commissaire(s) aux comptes

Au plus tard un (1) mois avant l’Assemblée Générale annuelle, le Conseil d’Administration soumet les comptes annuels ainsi que le rapport du Conseil d’Administration (le cas échéant) et tous autres documents afférents prescrits par la loi à l’examen du ou des réviseur(s) d’entreprises agréé(s) qui rédige(nt) un rapport sur cette base.

21.3	Consultation des documents au siège social

Les comptes annuels, le rapport du Conseil d’Administration (le cas échéant), le rapport du/des réviseur(s) d’entreprises agréé(s)/cabinet(s) de révision agréé(s), selon le cas, ainsi que tous les autres documents requis par la loi sont déposés au siège social de la Société au moins huit (8) jours avant l’Assemblée Générale annuelle. Ces documents y sont mis à la disposition des actionnaires qui peuvent les consulter durant les heures de bureau ordinaires.

Exhibit 1.1

22.	Affectation des résultats

22.1	Affectation à la réserve légale

Il est prélevé sur le bénéfice net annuel de la Société cinq pour cent (5%) qui sont affectés à la réserve légale. Ce prélèvement cessera d’être obligatoire lorsque la réserve légale aura atteint dix pour cent (10%) du capital social de la Société, et il deviendra à nouveau obligatoire si la réserve légale descend en dessous du seuil de dix pour cent (10%) du capital social de la Société.

22.2	Affectation des résultats par l’Assemblée Générale lors de l’Assemblée Générale annuelle

Lors de l’Assemblée Générale annuelle, l’Assemblée Générale décide de l’affectation des résultats annuels, ainsi que la distribution de dividendes, le cas échéant, conformément à l’Article 22.1 et aux règles applicables aux distributions prévues dans le présent Article 22.

22.3	Règles de distribution

Lorsque l’Assemblée Générale décide de distributions au profit des actionnaires, au moyen de distributions de dividendes, de rachats d’actions ou de toute autre manière, prélevées sur les bénéfices et les réserves distribuables disponibles à cet effet, y compris la prime d’émission, ces distributions sont effectuées sur toutes les actions au prorata.

22.4	Dividendes intérimaires

(a)	Distribution de dividendes intérimaires par le Conseil d’Administration

Conformément à l’article 461-3 de la Loi de 1915, des dividendes intérimaires peuvent être distribués à tout moment, par le Conseil d’Administration, dans le respect des conditions cumulatives suivantes:

(i)	un état comptable est établi par le Conseil d’Administration (l’Etat Comptable Intérimaire) (l’Etat Comptable Intérimaire doit faire l’objet d’un examen par un commissaire ou un réviseur d’entreprises agréé, selon le cas;

(ii)	cet Etat Comptable Intérimaire montre qu’il y a suffisamment de bénéfices et d’autres réserves (y compris, et sans restriction, la prime d’émission) disponibles pour distribution, étant entendu que le montant à distribuer ne peut excéder les bénéfices réalisés depuis la fin du dernier exercice social pour lequel les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et diminué des pertes reportées et du montant à allouer à la réserve légale;

(iii)	la décision de distribuer des dividendes intérimaires est prise par le Conseil d’Administration dans les deux (2) mois de la date de l’Etat Comptable Intérimaire ; et

(iv)	les droits des créanciers de la Société ne sont pas menacés, compte-tenu des actifs de la Société.

Si les dividendes intérimaires versés excèdent le montant des bénéfices distribuables à la fin de l’exercice, l’excès en question, tel que reconnu par l’Assemblée Générale annuelle, doit, sauf décision contraire du Conseil d’Administration lors de la déclaration de dividendes, être considéré comme étant un acompte sur les dividendes futurs.

(b)	Distribution de dividendes intérimaires par l’Assemblée Générale

Sans préjudice de la compétence du Conseil d’Administration prévue à l’Article 22.4(a) ci-dessus, l’Assemblée Générale peut également distribuer des dividendes intérimaires de temps à autres, sous réserve de respecter les mêmes conditions (y compris l’examen de l’Etat Comptable Intérimaire).

Exhibit 1.1

22.5	Paiement des dividendes

Les dividendes peuvent être payés en Dollars der Etats Unis ou en toute autre devise choisie par le Conseil d’Administration ou l’Assemblée Générale et doivent être payés aux lieux et dates déterminés par le Conseil d’Administration, dans les limites de toute décision prise à ce sujet par l’Assemblée Générale (le cas échéant).

Les dividendes peuvent être payés en nature au moyen d’actifs de toute nature, et ces actifs doivent être évalués par le Conseil d’Administration selon les méthodes d’évaluation déterminés à sa seule discrétion.

23.	Dissolution et liquidation

23.1	Principes applicables à la dissolution et la liquidation

La Société peut être dissoute, à tout moment, par une décision de l’Assemblée Générale statuant comme en matière de modification des Statuts, tel que stipulé à l’Article 11. En cas de dissolution de la Société, il sera procédé à la liquidation par les soins d’un ou de plusieurs liquidateurs (qui peuvent être des personnes physiques ou morales), et qui seront nommés par délibération de l’Assemblée Générale décidant de cette liquidation. L’Assemblée Générale déterminera également les pouvoirs et la rémunération du ou des liquidateurs.

23.2	Distribution du boni de liquidation

Lors de la liquidation de la Société, les avoirs excédentaires de la Société disponibles pour être distribués aux actionnaires le seront distribués conformément aux règles sur la distribution tel que définit sous l’Article 23, au moyen de paiement d’acomptes ou après le remboursement (ou la consignation des sommes nécessaires, le cas échéant) des dettes de la Société.

24.	Droit applicable

Toutes les questions qui ne sont pas régies expressément par les présents Statuts seront déterminées conformément au droit luxembourgeois.